Exhibit 99.3

18191 VON KARMAN AVENUE, SUITE 300 IRVINE, CA 92612
SCAN TO VIEW MATERIALS & VOTE
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 29, 2021. If you vote by Internet, you do not have to return your paper ballot. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/GAHRIII2021SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Call toll-free on any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 29, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Completed proxy cards must be received by September 29, 2021.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY
D58117-TBD    KEEP THIS PORTION FOR YOUR RECORDS
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2(a), 2(b), AND 3. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.
1. To approve the merger of Griffin-American Healthcare REIT III, Inc. (“GAHR III”) with and into a wholly owned subsidiary of Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), pursuant to the Agreement and Plan of Merger, dated as of June 23, 2021, by and among GAHR III, GAHR IV and the other parties thereto, which proposal is referred to as the “GAHR III Merger Proposal.”
2. To approve the amendment of the charter of GAHR III to do the following, which proposals are referred to collectively as the “GAHR III Charter Amendment Proposals”:
2(a) To approve the amendment of the charter of GAHR III to remove the provisions related to “Roll-Up Transactions,” which proposal is referred to as the “GAHR III Charter Amendment Proposal (Merger Agreement).”
2(b) To approve the amendment of the charter of GAHR III to remove the limitations relating to (i) collection of an internalization fee and (ii) the acquisition of an asset from GAHR III’s sponsor, external advisor, any GAHR III director or any affiliate thereof in excess of the asset’s current appraised value, which proposal is referred to as the “GAHR III Charter Amendment Proposal (AHI Acquisition).”
3. To approve any adjournments of the GAHR III Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the meeting to approve the GAHR III Merger Proposal or either of the GAHR III Charter Amendment Proposals, if necessary or appropriate, as determined by the chair of the GAHR III Special Meeting.
NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.
For Against Abstain
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Signature [PLEASE SIGN WITHIN BOX]    Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D58118-TBD
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY SEPTEMBER 29, 2021
The undersigned stockholder of Griffin-American Healthcare REIT III, Inc., a Maryland corporation, hereby appoints Cora Lo and Gabriel M. Willhite, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the Griffin-American Healthcare REIT III, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the Special Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc. to be held on September 30, 2021 at 11:30 A.M. (PT), via live webcast at www.virtualshareholdermeeting.com/GAHRIII2021SM, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
This proxy is solicited on behalf of the Griffin-American Healthcare REIT III, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.
When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” Items 1, 2(a), 2(b) and 3.
Continued and to be signed on reverse side